                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-44532
                              Zero Coupon Convertible Senior Debentures due 2020
                                                           CUSIP No. 629568 AC 0


                             NABORS INDUSTRIES, INC.

                PROSPECTUS SUPPLEMENT NO. 11 DATED JUNE 10, 2002
                      TO PROSPECTUS DATED SEPTEMBER 6, 2000

         The selling securityholders table on pages 7 and 8 of the prospectus, as previously supplemented, is further amended by this supplement no. 11 to add the following entity as a selling securityholder and to list the amounts of the securities beneficially owned and being offered for sale by such securityholder:

                                            ZERO COUPON CONVERTIBLE DEBENTURES
                                                        DUE 2020
                                          --------------------------------------
                                                AMOUNT            AMOUNT OFFERED
SELLING SECURITYHOLDER                    BENEFICIALLY OWNED         FOR SALE
----------------------                    ------------------      --------------
SAFECO Life Insurance Company                $  6,215,000          $  6,215,000
